                                                              Exhibit 99.906Cert

PACIFIC ADVISORS FUND                                EXHIBIT 12(b) to Form N-CSR


CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          George A. Henning, Chairman and Chief Executive Officer, and Barbara
A. Kelley, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the "Registrant"), each certify to the best of his and her knowledge that:

          1. Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Registrant.

          This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Date: September 7, 2005

Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.

Pacific Advisors Fund Inc.                      Pacific Advisors Fund Inc.


/s/ George A. Henning                           /s/ Barbara A. Kelley
---------------------------------               --------------------------------
George A. Henning                               Barbara A. Kelley
Chairman and Chief Executive Officer            Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.